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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
        PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported)   July 18, 2001



                             NYMEX HOLDINGS, INC.

              (Exact Name of Registrant as Specified in Charter)



Delaware                             333-30332                 13-4098266
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)        Identification No.)




One North End Avenue, World Financial Center, New York, NY      10282-1101
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code (212) 299 - 2000


                                     N/A
        (Former Name or Former address, if Changed Since Last Report)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On July 12, 2001, the Board of Directors of NYMEX Holdings, Inc. ("NYMEX Holdings" or the "Company") elected not to renew Deloitte & Touche LLP ("D&T") as the Company's independent accountants, effective immediately.

The decision to change accountants was recommended by the Audit Committee and approved by NYMEX Holdings' Board of Directors. The decision followed a process during which D&T and other accounting firms were invited to submit bids for engagement as the Company's independent accountants.

During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and D&T on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

The audit reports of D&T on the Company's consolidated financial statements for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

On July 12, 2001, the Company engaged the accounting firm of Ernst & Young LLP ("E&Y") as the Company's independent accountants. E&Y will immediately commence their review of the Company's financial records in connection with the Company's 2nd quarter 10-Q filing for the year 2001.

The Company has requested D&T to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 18, 2001, is filed as
Exhibit 16.1 to this Form 8-K.

ITEM 5.  OTHER EVENTS

On July 12, 2001, J. Robert (Bo) Collins, Jr., was appointed President of NYMEX Holdings by a vote of the Board of Directors. Mr. Collins will assume the position of President on July 23, 2001. A press release issued by the Company on July 16, 2001, announcing Mr. Collins' appointment is filed as Exhibit 99.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

        16.1 Letter re: Change in Certifying Accountant, dated July 18, 2001 from Deloitte & Touche LLP.
        99.1 Press Release re: Appointment of President J. Robert (Bo) Collins, Jr.


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                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            NYMEX HOLDINGS, INC.





                            By:   /s/  PATRICK F. CONROY
                            ----------------------------
                            Patrick F. Conroy
                            Senior Vice President - Finance and Administration


Dated: July 18, 2001
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